Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203351) of Enumeral Biomedical Holdings, Inc. and Subsidiaries of our report dated March 30, 2016, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, with respect to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ FRIEDMAN LLP

New York, New York

March 30, 2016